EXHIBIT 5.1

                       [GREENBERG TRAURIG, LLP LETTERHEAD]



                                                              November 3, 2006

Enzo Biochem, Inc.
527 Madison Avenue
New York, New York 10022

Re:      Registration Statement on Form S-3
         of Enzo Biochem, Inc.
         ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Enzo Biochem, Inc., a New York corporation (the "Company"), in connection with the proposed issuance of up to $100,000,000 aggregate offering price of shares of common stock (the "Shares"), par value $.01 per share (the "Common Stock"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended, (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on October 31, 2006 (the "Registration Statement"), which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being furnished in accordance with the requirements or Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus included therein, other than as to the validity of the Shares.

         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

         We are opining herein only as to the Business Corporation Law of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Registration Statement and any required post-effective amendments thereto have become effective under the Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for the Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that at the time of the issuance of such Shares, the Company has a sufficient number of authorized but unissued shares of Common Stock under its Certificate of Incorporation, as amended, the issuance and sale of the Shares will be duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

         This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the ruled and regulations of the Commission thereunder.



                                                      Very truly yours,

                                                      /s/ Greenberg Traurig, LLP

                                                      GREENBERG TRAURIG, LLP